AMENDMENT NO. 11

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of April 30, 2014, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desires to change the name of Invesco V.I. Utilities Fund to Invesco V.I. Managed Volatility Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Diversified Income Fund

Invesco V.I. Global Health Care Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Government Securities Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. Mid Cap Core Equity Fund

Invesco V.I. Money Market Fund

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. Managed Volatility Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. S&P 500 Index Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Comstock Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Mid Cap Growth Fund

Invesco V.I. Value Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Marsh Damani
Name:	Marsh Damani
Title:	Senior Vice President Fund Administration and Chief Financial Officer Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ C. Puschmann
Name:	C. Puschman
Title:	Managing Director

By:	/s/ Z. Rieger
Name:	Z. Rieger
Title:	Procurator

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ John Rowland
Name:	John Rowland
Title:	/6/4/14

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell
Name:	Nick Burrell
Title:	Company Secretary

By:	/s/ Mark Yesberg
Name:	Mark Yesberg
Title:	Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Desmond Ng
Name:	Desmond Ng
Title:	Director

By:	/s/ Fanny Lee
Name:	Fanny Lee
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey Kupor
Name:	Jeffrey Kupor
Title:	Secretary & General Counsel